AXA FINANCIAL, INC.

      RECONCILIATION OF AXA US LIFE & SAVINGS CONTRIBUTION TO IFRS REVENUES
          WITH CONSOLIDATED AXA FINANCIAL, INC. PREMIUMS UNDER US GAAP

                                  (in millions)

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                                                                                      --------------------
                                                                                        12'04       12'05
                                                                                      ---------   --------
CONTRIBUTION TO AXA IFRS REVENUES PER AXA PRESS RELEASE                      IN EURO

        Gross Premiums                                                                   12,194     13,041
        Other Revenues (A)                                                                  653        899

                                                                                       --------    --------
TOTAL CONTRIBUTION TO IFRS REVENUES                                                      12,847     13,940

                                                    Average exchange rate    US$1.00 =    0.804      0.803

                                                                             IN US$      15,981     17,360

Reconciling Items:

Less:   Other Revenues (A)                                                                 (814)     (1,120)
Less:   Deposits from Universal life and investment-type product policy fee income (B)  (13,553)    (14,157)
Less:   Reinsurance ceded premiums  (C)                                                    (338)       (434)
                                                                                       --------    --------
                                     Total Reconciling items                            (14,705)    (15,711)
                                                                                       --------    --------

                                                                                       --------    --------
CONSOLIDATED AXA FINANCIAL, INC. US GAAP PREMIUMS                                         1,276       1,649
                                                                                       --------    --------

(A) Represents fees received from servicing and advisory business and fees on the sales of Mutual Funds reported within
    Commissions, Fees & Other Income in the US GAAP Statement of Earnings

(B) Reflected as an increase to Policyholder Account Balances in the US GAAP Balance Sheet
(C) Reflected as a reduction to Premiums in the US GAAP Statement of Earnings
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